Exhibit 99.1

Rezolute, Inc. Announces Closing of Registered Direct Offering

REDWOOD CITY, Calif., May 4, 2022 (GLOBE NEWSWIRE) -- Rezolute, Inc. (Nasdaq: RZLT), a clinical-stage biopharmaceutical company dedicated to developing transformative therapies with the potential to disrupt current treatment paradigms for devastating metabolic diseases, today announced the closing of its previously announced underwritten registered direct offering of an aggregate of 18,026,315 shares of its common stock at an offering price of $3.80 per share, and, to certain investors in lieu of common stock, pre-funded warrants to purchase up to 12,921,055 shares of common stock at an offering price of $3.799 per pre-funded warrant, which represents the per share offering price for the common stock less the $0.001 per share exercise price for each pre-funded warrant. Certain of the pre-funded warrants offered to investors are only exercisable upon receipt of stockholder approval of an increase in the authorized shares of Rezolute’s common stock which Rezolute will first seek to obtain at an annual meeting of stockholders to be held by June 30, 2022, and the shares of common stock underlying such pre-funded warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). Concurrent with the underwritten registered direct offering, certain existing investors agreed to purchase pre-funded warrants to purchase up to 3,263,157 shares of common stock in a private placement at the same offering price as the offering price of the pre-funded warrants offered in the underwritten registered direct offering. The concurrent private placement is expected to close subject to satisfaction of the closing conditions.

Net proceeds from the registered direct offering and the concurrent private placement is expected to be approximately $121.9 million. Rezolute intends to use the net proceeds from the offering to fund the continued activities for development of RZ358 for Congenital Hyperinsulinism and RZ402 for Diabetic Macular Edema and other pipeline development, and for working capital and general corporate purposes.

The financing is backed by notable growth and life science investors including Acuta Capital Partners, Adage Capital Partners LP, CAM Capital, Federated Hermes Kaufmann Funds, Janus Henderson Investors, Medical Strategy GmbH, Sphera Healthcare, Stonepine Capital Management and Vivo Capital.

Jefferies acted as the lead book-running manager, Cantor acted as passive bookrunner, Canaccord Genuity and JMP Securities, A Citizens Company, acted as co-lead managers and H.C. Wainwright & Co. acted as co-manager for the underwritten registered direct offering.

The underwritten registered direct offering of shares of common stock and pre-funded warrants was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-251498) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 23, 2021. Such securities were offered only by means of a prospectus. A final prospectus supplement and the accompanying prospectus relating to and describing the terms of the underwritten registered direct offering were filed with the SEC, and are available on the SEC’s website at http://www.sec.gov; by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus  department@jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rezolute, Inc.

Rezolute strives to disrupt current treatment paradigms by developing transformative therapies for devastating rare and chronic metabolic diseases. Its novel therapies hold the potential to both significantly improve outcomes and reduce the treatment burden for patients, the treating physician, and the healthcare system. Patient, clinician, and advocate voices are integrated in the Company’s drug development process, enabling Rezolute to boldly address a range of severe conditions. Rezolute is steadfast in its mission to create profound, positive, and lasting impact on patients’ lives. The Company’s lead clinical asset, RZ358, is in late-stage development for the treatment of congenital hyperinsulinism, a rare pediatric endocrine disorder. Rezolute is also developing RZ402, an orally available plasma kallikrein inhibitor, for the treatment of diabetic macular edema. For more information, visit www.rezolutebio.com or follow us on Twitter.

Forward-Looking Statements

This release, like many written and oral communications presented by Rezolute and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of Rezolute, are generally identified by use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. These statements include, but are not limited to, the private placement and the intended use of proceeds. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, Rezolute undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Important factors that may cause such a difference include, but are not limited to, market risks and uncertainties, the satisfaction of customary closing conditions for an offering of securities, and any other factors discussed in Rezolute’s filings with the SEC, including the Risk Factors contained in the Rezolute’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.

Contacts:

Investor:

Chiti Chopra
Director, Finance & Strategy
investor-relations@rezolutebio.com
408-606-0789

Kimberly Minarovich/Carrie McKim

Argot Partners

rezolute@argotpartners.com

212-600-1902

Media:

Ingrid Mezo

Canale Communications, Inc.

ingrid.mezo@canalecomm.com

301-473-2881